Exhibit (g)(1)(iv) Allianz Global Investors Fund Management LLC

June 27, 2013

Mr. Brock Hill

Senior Vice President

State Street Bank and Trust Company 801

Pennsylvania

Kansas City, MO 64105

Re:	Allianz Funds

Reference is made to the Custody and Investment Accounting Agreement between State Street Bank and Trust Company, Allianz Global Investors Fund Management LLC, and Allianz Funds as created by the Novation dated as of April 13, 2011 (the “Agreement”). Pursuant to the Agreement, this letter is to provide notice of the fund changes listed below.

Additions:

AllianzGI Small-Cap Blend Fund

In accordance with the Additional Funds provision of Section 10.B of the Agreement, we request that you act as the custodian and investment accounting agent with respect to the fund changes. A current Schedule A to the agreement is attached hereto.

Please indicate your acceptance of the foregoing by executing two copies of this Agreement, retaining one copy for your records and returning one to my attention.

Very truly yours,

Allianz Funds

By:	/s/ Brian S. Shlissel
Name:	Brian S. Shlissel
Title:	President

Allianz Global Investors

Fund Management LLC

By:	/s/ Brian S. Shlissel
Name:	Brian S. Shlissel
Title:	Managing Director

Accepted: State Street Bank and Trust Company

By:	/s/ Brock Hill
Name:	Brock Hill
Title:	Senior Vice President

Allianz Global Investors Fund Management LLC

1633 Broadway, New York New York 10019

SCHEDULE A

Revised June 27, 2013

AllianzGI NFJ Small-Cap Value Fund

AllianzGI NFJ Mid-Cap Value Fund

AllianzGI Focused Growth Fund

AllianzGI Opportunity Fund

AllianzGI NFJ Dividend Value Fund

AllianzGI NFJ Large-Cap Value Fund

AllianzGI Mid-Cap Fund

AllianzGI Technology Fund

AllianzGI Global Small-Cap Fund

AllianzGI Large-Cap Growth Fund

AllianzGI Wellness Fund

AllianzGI U.S. Managed Volatility Fund

AllianzGI NFJ All-Cap Value Fund

AllianzGI NFJ International Value Fund

AllianzGI Global Commodity Equity Fund

AllianzGI International Managed Volatility Fund

AllianzGI Emerging Markets Opportunities Fund

AllianzGI Income & Growth Fund

AllianzGI Small-Cap Blend Fund